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                                                                       Exhibit 5

                       [Baker & Hostetler LLP letterhead]

                                 August 31, 1998



Central Reserve Life Corporation
17800 Royalton Road
Strongsville, Ohio 44136

Gentlemen:

         We have acted as counsel to Central Reserve Life Corporation, an Ohio corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") being filed under the Securities Act of 1933 relating to The Retirement Plan for Employees of The Central Reserve Life Insurance Company (the "Plan") and up to 500,000 common shares, without par value, of the Company and interests in the Plan (the "Plan Interests") which may be offered and sold pursuant to the Plan.

         In connection with the foregoing, we have examined: (a) the Amended Articles of Incorporation and Code of Regulations of the Company, (b) the Plan, and (c) such records of the corporate proceedings of the Company and such other documents as we deemed necessary to render this Opinion.

         Based on such examination, we are of the opinion that:

                  1. The Company is a corporation duly organized and validly existing under the laws of the State of Ohio;

                  2. The Plan Interests, when issued in accordance with the provisions of the Plan, will be valid and binding obligations of the Plan, except as enforcement thereof may be limited by the terms of the Plan and the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and subject to general equity principles; and

                  3. The provisions of the written documents relating to the Plan comply with the applicable provisions of ERISA.

                  We hereby consent to the filing of this Opinion as Exhibit 5 to the Registration Statement.

                                  Very truly yours,

                                  /s/ Baker & Hostetler LLP